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        ERP OPERATING LIMITED PARTNERSHIP
             CONSOLIDATED HISTORICAL
        COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

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                                                                                              HISTORICAL
                                                                           --------------------------------------------------
                                                                              06/30/01           6/30/00         12/31/00
                                                                           --------------------------------------------------
                                                                                         (Amounts in thousands)
Income before allocation to Minority Interests, income
  from investments in unconsolidated entities, net gain
  on sales of real estate, extraordinary items and cummulative
  effect of change in accounting principle                               $        199,172   $       176,057  $       380,613

   Interest and other financing costs                                             190,383           190,263          382,946
   Amortization of deferred financing costs                                         2,810             2,703            5,473
   Income from investments in unconsolidated entities (cash basis)                 11,795             8,913           18,051
                                                                           ---------------    --------------   --------------

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                                    404,160           377,936          787,083

   Preferred distributions                                                         57,419            55,654          111,941
                                                                           ---------------    --------------   --------------
EARNINGS BEFORE COMBINED FIXED CHARGES                                   $        346,741   $       322,282  $       675,142
                                                                           ===============    ==============   ==============

   Earnings before combined fixed charges and preferred distributions             404,160           377,936          787,083
   Depreciation/amortization                                                      227,802           224,512          451,344
   Non-real estate depreciation                                                    (3,980)           (3,157)         (12,093)
   Depreciation from Unconsolidated and Partially Owned Properties                  4,729              (491)           1,244
   Loss on investment in technology segment                                         6,775                 -            1,000
   Allocation to Minority Interests-Partially Owned Properties                        238              (157)             132
                                                                           ---------------    --------------   --------------

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                                  $        639,724   $       598,643  $     1,228,710
                                                                           ===============    ==============   ==============

 Interest and other financing costs                                      $        190,383   $       190,263  $       382,946
 Amortization of deferred financing costs                                           2,810             2,703            5,473
 Interest capitalized for real estate under construction                            1,408               480            1,325
                                                                           ---------------    --------------   --------------

TOTAL COMBINED FIXED CHARGES                                                      194,601           193,446          389,744

   Preferred distributions                                                         57,419            55,654          111,941
                                                                           ---------------    --------------   --------------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                           $        252,020   $       249,100  $       501,685
                                                                           ===============    ==============   ==============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    TO TOTAL COMBINED FIXED CHARGES                                                  1.78              1.67             1.73
                                                                           ===============    ==============   ==============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO TOTAL COMBINED
    FIXED CHARGES AND PREFERRED DISTRIBUTIONS                                        1.60              1.52             1.57
                                                                           ===============    ==============   ==============

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED
    FIXED CHARGES AND PREFERRED DISTRIBUTIONS TO TOTAL
    COMBINED FIXED CHARGES AND PREFERRED
    DISTRIBUTIONS                                                                    2.54              2.40             2.45
                                                                           ===============    ==============   ==============

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                                                                                                 HISTORICAL
                                                                         ----------------------------------------------------------
                                                                             12/31/99         12/31/98         12/31/97    12/31/96
                                                                         ----------------------------------------------------------
                                                                                         (Amounts in thousands)
Income before allocation to Minority Interests, income
  from investments in unconsolidated entities, net gain
  on sales of real estate, extraordinary items and cummulative
  effect of change in accounting principle                               $     319,842   $    251,927   $    176,014   $     97,033

   Interest and other financing costs                                          337,189        246,585        121,324         81,351
   Amortization of deferred financing costs                                      4,084          2,757          2,523          4,242
   Income from investments in unconsolidated entities (cash basis)               7,125          2,039              -              -
                                                                          -------------  -------------  -------------  ------------

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                                 668,240        503,308        299,861        182,626

   Preferred distributions                                                     113,196         92,917         59,012         29,015
                                                                          -------------  -------------  -------------  ------------
EARNINGS BEFORE COMBINED FIXED CHARGES                                   $     555,044   $     410,391  $    240,849   $    153,611
                                                                          =============  =============  =============  ============

   Earnings before combined fixed charges and preferred distributions          668,240        503,308        299,861        182,626
   Depreciation/amortization                                                   408,688        301,869        156,644         93,253
   Non-real estate depreciation                                                 (7,231)        (5,361)        (3,118)        (2,079)
   Depreciation from Unconsolidated and Partially Owned Properties               1,009            183              -              -
   Loss on investment in technology segment                                          -              -              -              -
   Allocation to Minority Interests-Partially Owned Properties                       -              -              -              -
                                                                          -------------  -------------  -------------  ------------

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                                  $   1,070,706   $    799,999   $    453,387   $    273,800
                                                                          =============  =============  =============  ============

 Interest and other financing costs                                      $     337,189   $    246,585   $    121,324   $     81,351
 Amortization of deferred financing costs                                        4,084          2,757          2,523          4,242
 Interest capitalized for real estate under construction                         1,493          1,620              -              -
                                                                          -------------  -------------  -------------  ------------

TOTAL COMBINED FIXED CHARGES                                                   342,766        250,962        123,847         85,593

   Preferred distributions                                                     113,196         92,917         59,012         29,015
                                                                          -------------  -------------  -------------  ------------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                           $     455,962   $    343,879   $    182,859   $    114,608
                                                                          =============  =============  =============  ============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    TO TOTAL COMBINED FIXED CHARGES                                               1.62           1.64           1.94           1.79
                                                                          =============  =============  =============  ============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO TOTAL COMBINED
    FIXED CHARGES AND PREFERRED DISTRIBUTIONS                                     1.47           1.46           1.64           1.59
                                                                          =============  =============  =============  ============

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED
    FIXED CHARGES AND PREFERRED DISTRIBUTIONS TO TOTAL
    COMBINED FIXED CHARGES AND PREFERRED
    DISTRIBUTIONS                                                                 2.35           2.33           2.48           2.39
                                                                          =============  =============  =============  ============
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